Agreement for the Transfer of Assets

     This Agreement is entered into effective the 1st day of January, 1996, between Questar Pipeline Company, 79 South State Street, Salt Lake City, Utah 84111 (Questar Pipeline), and Questar Gas Management Company, 79 South State Street, Salt Lake City, Utah 84111 (QGM). Questar
Pipeline and QGM are collectively referred to as the "Parties."

     The Parties Represent as Follows:

     A. Questar Pipeline is the sole owner of various gathering systems and facilities, a few of which have been certificated by the Federal
Energy Regulatory Commission (FERC) under section 7(c) of the Natural Gas Act
(NGA). Also, the FERC generally exercises jurisdiction over the rates of gathering services performed by interstate pipelines such as Questar Pipeline. The gathering systems and facilities consist of gathering laterals, field compressors, meters, dehydration equipment, regulators, valves and related equipment, the rights of way, easements and licenses upon which these gathering systems and facilities are located, and various operating agreements, gathering agreements and service agreements, all collectively referred to in this Agreement as the "Assets." The Assets are located in the states of Colorado, Utah and Wyoming.

     B. QGM is a wholly owned subsidiary of Questar Pipeline. It is a Utah corporation engaged in business activities not regulated by the FERC.

     C. Separation of FERC-jurisdictional and non-jurisdictional business activities will result in efficiencies of operation that will enable QGM to be more competitive in the gas-gathering and the gas-processing businesses. Questar Pipeline is filing an application with the FERC to obtain approval to abandon the certificated jurisdictional Assets by transfer to QGM. Questar Pipeline will also make appropriate filings with FERC under NGA section 4, seeking authorization to terminate all gathering services. Finally, QGM will seek a declaratory order from the FERC requesting that all of the Assets, operations and services are declared to be exempt from the FERC's jurisdiction under NGA sections 1(b), 2, 4 and 5.

     D. The Parties desire to enter into this Agreement to transfer ownership of the Assets in a manner that exempts QGM from FERC jurisdiction under section 1(b) of the NGA.

     Therefore, the Parties Agree as Follows:

     1. Assets to be Transferred. In consideration of QGM's agreement to operate, maintain and assume all liabilities related to the Assets, Questar Pipeline agrees to transfer to QGM all of its right, title and interest to the Assets described on Attachment A, a list of gathering areas; Attachment B, a list of laterals; and Attachment C, a list of all contracts. At the time of closing, an assignment of all Assets will be provided to QGM on an assignment form similar to Attachment D. Attachments A through C may be changed from time to time to add or delete Assets.

     2. Closing. Subject to receipt of all necessary FERC authorizations referred to in section 5A, Questar Pipeline shall transfer the Assets to QGM as an internal realignment of assets between a parent and a subsidiary. The Assets shall be valued at the net-book value as of January 1, 1996. As soon as practicable after receipt of acceptable
FERC authority, the Parties will set a mutually agreeable closing date. Questar Pipeline will provide QGM with executed assignment documents to complete the transfer of the Assets. Subject to compatible FERC approval, the effective date of the transfer will be January 1, 1996, regardless of the actual date of closing.

     3. Title. Questar Pipeline represents that it is the lawful owner of the Assets to be transferred under this Agreement and that the Assets to be transferred are free and clear of all liens and encumbrances.

     4. Inspection; Representations and Warranties. QGM represents that it has inspected the Assets that are above ground, has reviewed the maintenance records of the pipelines and other below-ground facilities and is familiar with the condition of the Assets to be transferred.
Except as to the representations and warranties provided in section 3, Questar Pipeline makes no representations or warranties whatsoever. All Assets are transferred in an "as is" condition and Questar Pipeline expressly excludes all warranties (except manufacturer's warranties) regarding the Assets, including without limitation, warranties as to merchantability and fitness for particular purpose, either express or implied.

     5.  Approvals.
         A. FERC.  Most of the Assets to be transferred by Questar
Pipeline to QGM are gathering facilities that have not been certificated by the FERC; however, a small percentage of the Assets are subject to certificates issued by the FERC. QGM will file a request for a declaratory order with the FERC, and Questar Pipeline must file an abandonment application under NGA section 7(b) for authorization to abandon the certificated gathering facilities by transfer to QGM. Further, subsequent to the FERC issuing orders in the abandonment and declaratory order dockets, Questar Pipeline must file under NGA section 4 for authorization to terminate gathering services provided through its facilities. Questar Pipeline's ability to transfer the Assets and QGM's ability to accept the Assets are conditioned upon each Party receiving, in its sole discretion, acceptable authorizations from the FERC.

         B. Board of Directors. The transfer of Assets is conditioned on the satisfactory written evidence of the authorization and approval of the transfer as provided for by this Agreement by the boards of directors of Questar Pipeline and QGM.

     6. Acceptance of Gas into Questar Pipeline's System. After transfer of the Assets to QGM, Questar Pipeline will take no unreasonable action or make no unreasonable change to its current operating practices at any existing or future receipt point between its facilities and the gathering facilities acquired by QGM that would deny the receipt of gas tendered by QGM for transportation on Questar Pipeline's system.

     7. Taxes. Real and personal property taxes on the Assets shall be paid by Questar Pipeline until December 31, 1995. Commencing January 1, 1996, all taxes on the Assets will be paid by QGM, regardless of the closing date.

     8. Additional Documents. The Parties agree to execute additional documents that may be required after closing to accomplish the transfer of Assets contemplated by this Agreement.

     9. Successors and Assigns. This Agreement shall be binding upon the Parties and their successors and assigns.

     10. Applicable Law. This Agreement shall be interpreted in accordance with the laws of the state of Utah.

     11. Waiver. No waiver by a Party of any one or more events of default by the other Party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     12. Entire Agreement; Amendments. This Agreement is the entire agreement between the Parties. No prior representations, if any, are being relied upon by QGM or Questar Pipeline, except as contained in this Agreement. All amendments to this Agreement shall be in writing.

     This Agreement is entered into as of the date first set forth above by the authorized representatives of the Parties whose signatures are set forth below.

                                 Questar Pipeline Company
ATTEST:

s/s Gary G. Sackett              By  s/s R. D. Cash
Gary G. Sackett, Assistant       R. D. Cash, Chairman of the Board
Secretary

                                 Questar Gas Management Company
ATTEST:

/s/Gary G. Sackett               By  /s/J. B. Carricaburu
Gary G. Sackett, Assistant       J. B. Carricaburu, Vice President
Secretary

                   Amendment  Number  One  to  the
              Agreement  for  the  Transfer  of  Assets
                               Between
                     Questar  Pipeline  Company
                                 and
                  Questar  Gas  Management  Company
                      Dated  January  1,  1996

     This Amendment is effective the 1st day of March, 1996, between Questar Pipeline Company, 79 South State Street, Salt Lake City, Utah 84111 (Questar Pipeline), and Questar Gas Management Company, 79 South State Street, Salt Lake City, Utah 84111 (QGM). Questar Pipeline and QGM are collectively referred to as the Parties.
     The  Parties  Represent  As  Follows:
     A. Questar Pipeline and QGM entered into an agreement effective January 1, 1996, for the transfer of various gathering systems and related facilities from Questar Pipeline to QGM (Agreement).
     B. The Parties have determined that it is in their mutual interest to amend the Agreement.
     Therefore,  The  Parties  Agree  As  Follows:
     1. Due to a delay in the receipt of Federal Energy Regulatory Commission approval, the effective date of the transfer is March 1, 1996, instead of January 1, 1996. The date "January 1, 1996" in line one of the opening paragraph and in lines four and eight of paragraph two is deleted and replaced with "March 1, 1996."

     2. Except as expressly amended, the Agreement remains in full force and effect.

     This Amendment is executed the 19th day of March, 1997, by the authorized representatives of the Parties whose signatures are set forth below.
                                 Questar  Pipeline  Company
ATTEST:

 /s/Connie C. Holbrook           By  /s/D. N. Rose
Connie C. Holbrook, Secretary    D. N. Rose, President
                                 and Chief Executive Officer

                                 Questar  Gas  Management  Company
ATTEST:

 /s/Connie C. Holbrook           By  G. L. Nordloh
Connie C. Holbrook, Secretary    G. L. Nordloh, President
                                 and Chief Executive Officer